Exhibit 99.1

Harris Interactive Announces Agreement To Be Acquired By Nielsen

Rochester, N.Y. — November 25, 2013 — Harris Interactive Inc. (NASDAQ: HPOL), a leading global market research firm, today announced that it has entered into a definitive merger agreement to be acquired by Nielsen Holdings N.V. (NYSE: NLSN), a leading global provider of information and insights into what consumers watch and buy.

Under the terms of the merger agreement, Nielsen will commence a tender offer to acquire all of the outstanding shares of Harris Interactive’s common stock through a wholly owned subsidiary formed for the purpose of making the offer. Holders of outstanding shares of Harris Interactive’s common stock will receive $2.00 per share in cash, subject to adjustment as provided in the merger agreement. The $2.00 per share cash purchase price (which excludes any adjustment which may be required under the merger agreement) represents a 2.0% premium to the volume weighted average closing price of Harris Interactive’s common stock in the 60 consecutive trading days prior to announcement of the transaction, and 8.7% below and 81.8% above the 52-week high and low, respectively.

The Harris Interactive board of directors has unanimously approved the transaction and certain of the directors of Harris Interactive have entered into tender and support agreements, representing approximately 12% of the outstanding shares of Harris Interactive’s common stock, pursuant to which they have agreed to tender all of their shares pursuant to the tender offer.

“This announcement reflects the successful completion of the turnaround strategy that we began in July 2011 and will deliver to Harris Interactive stockholders meaningful value and liquidity immediately upon closing. Harris Interactive’s board of directors selected the Nielsen transaction after a thorough review of the company’s strategic alternatives that began earlier this year,” said Al Angrisani, President and Chief Executive Officer of Harris Interactive.

Angrisani added, “By combining Nielsen’s global capabilities and scale with Harris Interactive’s extensive industry and research expertise, we’ll be able to drive outcomes and innovate to bring new methods to understanding consumers around the world. We look forward to beginning an exciting new chapter for Harris Interactive, our customers, partners and employees following the transaction.”

“For our existing CPG and media clients, our combined capabilities will provide better and more integrated insights to help them drive business outcomes,” said John J. Lewis, President, Americas, Nielsen. “Harris Interactive’s strength with other industry verticals allows us to serve these clients with Nielsen’s differentiated solutions in areas such as marketing effectiveness, social and digital to achieve our growth objectives.”

The final purchase price will be based on Harris Interactive’s average cash (subject to certain adjustments and calculated as specified in the merger agreement) calculated during a 10-day period before and after a reference date expected to occur approximately 20 business days after commencement of the offer. Once determined, this final purchase price will be announced, and if there was an adjustment to the $2.00 price as a result of such final purchase price determination, the offer will remain open for 10 business days from the date of such announcement.

The tender offer is required to be commenced within 10 business days and will remain open for at least 34 business days after launch, subject to possible extension pursuant to and in accordance with the terms of the merger agreement. If the offer is successful, any shares not tendered in the tender offer will be acquired in a second-step merger at the same cash price per share as paid in the tender offer.

Closing of the tender offer and merger is subject to certain conditions, including the tender of at least a majority of the outstanding shares of Harris Interactive common stock (on a fully-diluted basis) and the expiration and termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction is expected to close in the first quarter of calendar year 2014 and is not subject to a financing condition.

Macquarie Capital (USA) Inc. is serving as the financial advisor to Harris Interactive in this transaction. Fried, Frank, Harris, Shriver & Jacobson LLP is acting as legal advisor to Harris Interactive.

About Harris Interactive

Harris Interactive is one of the world’s leading market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for The Harris Poll®, Harris offers proprietary solutions in the areas of market and customer insight, corporate brand and reputation strategy, and marketing, advertising, public relations and communications research across a wide range of industries. Additionally, Harris has a portfolio of multi-client offerings that complement our custom solutions while maximizing a client’s research investment. Serving clients worldwide through our North American and European offices, Harris specializes in delivering research solutions that help our clients stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.

Important Information about the Tender Offer

The tender offer described in this press release (the “Offer”) has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Harris Interactive or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the Securities and Exchange Commission (“SEC”) by Prime Acquisition Corp., an entity formed for the purpose of making the Offer and a wholly owned subsidiary of Nielsen, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Harris Interactive. The offer to purchase shares of Harris Interactive common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Solicitation/Recommendation Statement and related documents (when available) may be obtained for free by contacting the investor relations department of Harris Interactive at the email address included below. The Offer to Purchase and related documents (when available) may be obtained for free by contacting the investor relations department of Nielsen at kate.vanek@nielsen.com or by directing such requests to the Information Agent for the tender offer which will be named in the tender offer statement.

Forward-Looking Statements Disclaimer

This written communication includes statements that constitute “forward looking statements”, which may be identified by words such as ‘will’, ‘expect’, ‘should’, ‘could’, ‘shall’ and similar expressions. These statements are subject to risks and uncertainties concerning Nielsen’s proposed acquisition of Harris Interactive, Harris Interactive’s expected financial performance, as well as Harris Interactive’s strategic and operational plans, and actual results and events could differ materially from what presently is expected. The potential risks and uncertainties include the possibility that the transaction will not close or that the closing may be delayed; the possibility that the conditions to the closing of the transaction may not be satisfied; the risk that competing offers will be made; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; general economic conditions; conditions in the markets Nielsen and Harris Interactive are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); technological developments; as well as legal and regulatory rules affecting Nielsen’s and Harris Interactive’s business and specific risk factors discussed in other releases and public filings made by Nielsen and Harris Interactive (including their respective filings with the SEC). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this press release, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.

Media and Investor Relations Contact:

Harris Interactive

Michael T. Burns

MBurns@HarrisInteractive.com

585-214-7328